SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2016

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 University Plaza, Suite 405, Hackensack, NJ		07601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 428-2000

Not Applicable

(Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2016, the Board of Directors of Emerson Radio Corp. (the “Company”) appointed Messrs. Christopher W. Ho, Michael Binney and Kin Yuen as directors to fill existing vacancies on the Board of Directors of the Company. The Board of Directors also reduced the size of the Board of Directors from seven to five members and, with these appointments, there are no remaining vacancies on the Board of Directors. As previously disclosed, five directors recently resigned from the Board of Directors following the completion of the restructuring plan of The Grande Holdings Limited (“Grande”), an indirect parent of the Company’s majority shareholder, S&T International Distribution Limited (“S&T”).

Mr. Ho will serve as Chairman of the Board, a position he previously held with the Company from July 2006 until November 2013, and brings his extensive knowledge of the Company and experience in consumer electronics, international trade and corporate finance to the Board of Directors. Mr. Ho currently serves as Chairman of Lafe Corporation Limited, a company listed on the Singapore Exchange. Mr. Ho previously was a director of Grande, a Hong Kong-based group of companies engaged principally in the licensing of trademarks and distribution of consumer electronics products, from October 1991 to February 2016. Grande indirectly, through a wholly-owned subsidiary, beneficially owns the controlling interest in the Company’s outstanding common stock. Mr. Ho graduated from the University of Toronto in 1974. He is a Chartered Professional Accountant, Chartered Accountant and Chartered Management Accountant of Canada. He is also a Certified Public Accountant in Hong Kong and a member of the Hong Kong Institute of Certified Public Accountants. He was a partner in an international accounting firm before joining Grande and has extensive experience in distribution, licensing, manufacturing, international trade and corporate finance.

Mr. Binney, a consultant providing interim and part-time CFO services, brings extensive public company accounting experience in addition to his knowledge of the Company to the Board of Directors. He is a Fellow Member of the Institute of Chartered Accountants in England and Wales, a Fellow Member of the Association of Certified Public Accountants and a Fellow Member of the Hong Kong Institute of Certified Public Accountants. From 2010 to March 2016, Mr. Binney served as an Executive Director and Chief Financial Officer of the Vinarco International Group of Companies, an upstream supplier to the oil and gas industry in the Asia-Pacific region. Mr. Binney previously served as a non-executive director of Grande from 2009 to 2010, and as an Executive Director of Grande from 2001 to 2009. He also was a member of the Board of Directors of Lafe Corporation Limited, a company listed on the Singapore Exchange, as a non-executive director from 2009 to 2010 and as Executive Director from 2001 until 2009. Mr. Binney was appointed to the Board of Directors of Emerson Radio Corp. in 2005 and served as a director until 2008. Previous to the above appointments, Mr. Binney worked for over 10 years at major international accounting firms including KPMG and PricewaterhouseCoopers.

Mr. Yuen was determined to be independent by the Board of Directors under the NYSE MKT listing standards and appointed a member of the Audit Committee and the Special Committee of the Board of Directors. He brings extensive experience in corporate finance, financial planning, public company reporting and management to the Board of Directors. Since April 2016, Mr. Yuen has served as an independent non-executive director of Lafe Corporation Limited, a company listed on the Singapore Exchange engaged in real property development. Since 2004, Mr. Yuen has also served as an independent non-executive director of Huayi Tencent Entertainment Co. Ltd., a company listed on the Stock Exchange of Hong Kong Limited and engaged in the provision of online and offline healthcare and wellness services. From 2009 to 2014, Mr. Yuen was the Chief Financial Officer and an Executive Director of Varitronix International Ltd., a Hong Kong-listed company and manufacturer of LCD and related products. Mr. Yuen holds a Master of Business Administration degree from the University of Toronto, Canada. He is a Chartered Professional Accountant in Canada and he is a fellow member of the Hong Kong Institute of Certified Public Accountants, and of the Association of Chartered Certified Accountants.

Messrs. Ho, Binney and Yuen were recommended to the Board of Directors by S&T. Certain companies associated with Mr. Ho hold in the aggregate a majority shareholding in Grande, and therefore beneficially control the shared power to vote the shares of the Company beneficially owned by Grande and S&T. There are no arrangements or understandings between Messrs. Ho, Binney and Yuen and any other person pursuant to which Messrs. Ho, Binney and Yuen were appointed as directors. Except as described herein with respect to Mr. Ho, there are no transactions in which Messrs. Ho, Binney and Yuen have an interest requiring disclosure under Item 404(a) of Regulation S-K.

The initial terms as director for each of Messrs. Ho, Binney and Yuen will expire at the Company’s next annual meeting of stockholders. Each of Messrs. Ho, Binney and Yuen have or will enter into the Company’s standard form of indemnification agreement for directors, the form of which was filed as Exhibit 10.1 to the Company’s Form 10-Q filed on February 17, 2014. In connection with their appointments, Messrs. Ho, Binney and Yuen will be compensated in accordance with the Company’s director compensation policy, which is described under the heading “Executive Compensation—Compensation of Directors” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 3, 2016, except that effective as of June 19, 2016, members of the Special Committee will receive a monthly retainer of $5,000 with no additional cash compensation for serving as Chairman of the Special Committee.

As previously disclosed, NYSE MKT notified the Company on June 7, 2016, that it was not in compliance with the audit committee composition requirements of Section 803(b)(2)(c) of the NYSE MKT Company Guide, which requires that the Audit Committee be comprised of at least two independent directors. The non-compliance was due to the resignation of two independent directors on June 2, 2016, and June 5, 2016, respectively, who had been serving on the Audit Committee. Following such resignations, the Audit Committee had been comprised of one member, who is independent. As a result of the appointment of Mr. Yuen to serve as a member of the Board of Directors and a member of the Audit Committee, the Company has regained compliance with this requirement. The Company has made appropriate filings with NYSE MKT and expects to be removed from the noncompliance list.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Duncan Hon
Name: Duncan Hon
Title: Chief Executive Officer

Dated: June 23, 2016